Exhibit 99.1

Quotient Technology Inc. Announces First Quarter 2023 Results

  Quarterly Revenue of $59.3M
  GAAP Net Loss of $17.7M
  Adjusted EBITDA of $1.8M

SALT LAKE CITY--(BUSINESS WIRE)--May 9, 2023--Quotient Technology Inc. (NYSE: QUOT), a leading digital promotions and media technology company, today reported financial results for the first quarter ended March 31, 2023. Quotient’s complete first quarter financial results and presentation slides can be found by accessing the investor relations section of Quotient's website.

“First quarter results were in-line with our expectations. In particular, I am pleased with our improvement in profitability. We believe we are in a position to return to organic growth while simultaneously expanding margins,” said Matt Krepsik, Quotient CEO. “Leading internal indicators are showing green shoots for the top line of business. Savings delivered again outpaced overall retail sales on promotions as reported by NielsenIQ, and our pipeline year-to-date is ahead of typical seasonal patterns. We continue to remain focused on capturing the power of our network.”

Financial Outlook

Quotient is providing guidance for its second quarter and full year 2023 as follows:

Quotient's guidance for the second quarter 2023:

  Revenue: $67 million to $72 million
  Non-GAAP Gross Profit: $34 million to $38 million
  Adjusted EBITDA: $3 million to $6 million
  Operating Cash Flow: $0 million to $5 million

Quotient's guidance for the full year 2023:

  Revenue: $275 million to $305 million
  Non-GAAP Gross Profit: $145 million to $165 million
  Adjusted EBITDA: $32 million to $45 million
  Operating Cash Flow: $10 million to $25 million

Call Information

The Company has posted an earnings presentation on the Investor Relations section of the Company’s website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT.

To access the call, we encourage you to pre-register to eliminate long wait times using this link: Quotient Q1 2023 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. You may also access the call and register with a live operator by dialing 1 (833) 470 1428, or +1 (404) 975 4839 for outside the U.S. You will be able to access the call by using code 975264. We suggest registering for call at least 15 minutes prior to the 2:00 p.m. PDT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with non-GAAP Gross Profit, non-GAAP Gross Margin, Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP Operating Expenses, each a non-GAAP financial measure. Quotient believes that these non-GAAP measures provide investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expenses in calculating these metrics can provide useful measures for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines non-GAAP Gross Profit as revenue less cost of revenues adjusted for stock-based compensation, amortization of acquired intangible assets, certain business transformation and strategic initiatives costs, expenses related to legal settlements, and restructuring charges; and defines non-GAAP Gross Margin as non-GAAP Gross Profit divided by Revenue.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, expenses related to legal settlements, restructuring charges, and certain business transformation and strategic initiatives costs. In addition, Quotient defines Adjusted EBITDA margin as the ratio of Adjusted EBITDA and revenues; and non-GAAP operating expenses as operating expenses adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring charges, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, expenses related to legal settlements, and certain business transformation and strategic initiatives costs.

Quotient excludes certain GAAP items from these measures because it believes these items are not indicative of ordinary results of operations and do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of Quotient's current or past operating performance.

There are a number of limitations related to the use of these non-GAAP financial measures. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant GAAP financial measures.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, the non-GAAP financial measures used in this press release should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin”, "Reconciliation of Gross Profit to Non-GAAP Gross Profit", "Reconciliation of Operating Expenses to Non-GAAP Operating Expenses" and “Reconciliation of Gross Profit to Non-GAAP Gross Profit (Forecasted)” included in this press release.

A reconciliation of the Adjusted EBITDA guidance metrics, which are non-GAAP guidance measures, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain (income) expense items that are excluded in calculating Adjusted EBITDA.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include the Company's belief that it is in a position to return to organic growth while simultaneously expanding margins; its leading internal operational indicators showing momentum (i.e., green shoots) for the top line (i.e., revenue measure) of the business; and the future financial performance of Quotient including estimates for the second quarter of 2023 and the full fiscal year 2023. Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, impacts of changes in the Company’s business model, including pricing model changes, and the degree of advertiser and retailer response to this transition, and increasing the proportion of self-service and automated offerings; a reduction in overall advertising spend by advertisers in reaction to rising inflation, continuing supply chain disruption and economic uncertainty, particularly in verticals that comprise a significant portion of the Company’s revenue such as the food category; the Company’s ability to adapt to changes in marketing goals, strategies and budgets of advertisers and retailers and the timing of their marketing spend; the Company’s ability to maintain and grow the retailer component of its network, expand its network with new verticals, and increase its number of network partners and publishers; the Company’s ability to maintain and expand our data rights with our retailer network; the Company’s ability to leverage retailer demands to increase consumer product goods (CPG) spend on retailer performance media; the Company’s ability to adapt to industry changes in, and the evolution of, retail media networks as well as how CPGs leverage such networks; the impact of competitors or competitive products and services, and our ability to compete in digital marketing; the impact of pricing pressures from the Company’s competitors, advertisers or CPGs, and agencies representing advertisers or CPGs; the impact of increasing media acquisition and data acquisition costs; the impact of litigation involving the Company, its industry or both, including investigations by regulators or claims made by the Company’s competitors or other third parties; reduction in demand or volatility in demand for one or more of the Company’s products, which may be caused by, among other things: delay or cancellation of marketing campaigns by advertisers and retailers as they focus on manufacturing in-demand products, replenishing out-of-stock items, adjusting to changes in consumer purchasing behavior, contending with supply-chain challenges; the Company’s ability to grow existing consumer usage of, and attract new consumers to, the Company’s digital promotion offerings and more generally to interactions with the Company’s platforms, including through its retailer partner sites and its publisher network; the Company’s ability to obtain and increase the number of high quality promotions; changes in consumer behavior with respect to digital promotions and media, how consumers access digital promotions and media, and the Company’s ability to develop applications that are widely accepted and generate revenues for advertisers, retailers and the Company; our ability to control costs including the costs of obtaining consumer data and investing, maintaining and enhancing our technology infrastructure; increased legal and compliance costs associated with data protection laws and regulations in various jurisdictions, including state and international privacy laws, and new follow-on compliance obligations; changes in the legislative or regulatory environment, including with respect to privacy and data protection, or enforcement by government regulators, including fines, orders, or consent decrees; the costs of developing new products, solutions and enhancements to the Company’s platforms; whether new products successfully launch on time; the Company’s ability to manage its growth, including scaling its platforms; the Company’s ability to manage innovation, including extent of investments in and success in deploying new offerings, and the Company’s ability to manage transitions from legacy platforms and solutions to new platforms and solutions such as those with self-service and automation capabilities; the success of the Company’s sales and marketing efforts; the attraction and retention of qualified employees and key personnel, whether or not related to changes in U.S. immigration policies; and other factors identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on March 16, 2023 and its Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023, and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology (NYSE: QUOT) is a leading digital media and promotions technology company for advertisers, retailers and consumers. Quotient's omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers, publishers and retailers, including Clorox, Procter & Gamble, Unilever, CVS, Dollar General, Ahold Delhaize USA, Amazon and Microsoft. Quotient is headquartered in Salt Lake City, Utah, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,781	$56,891
Accounts receivable, net	81,506	98,049
Prepaid expenses and other current assets	20,114	19,791
Total current assets	146,401	174,731
Property and equipment, net	30,641	28,773
Operating leases right-of-use-assets	13,595	14,475
Intangible assets, net	3,530	4,494
Goodwill	128,427	128,427
Other assets	11,054	12,259
Total assets	$333,648	$363,159
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$21,435	$30,027
Accrued compensation and benefits	9,017	12,060
Other current liabilities	43,824	53,255
Deferred revenues	18,738	15,519
Short-term debt	2,750	2,750
Total current liabilities	95,764	113,611
Operating lease liabilities	19,866	21,221
Other non-current liabilities	744	468
Long-term debt	47,616	48,034
Deferred tax liabilities	2,030	2,030
Total liabilities	166,020	185,364

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	720,689	713,201
Accumulated other comprehensive loss	(1,739)	(1,756)
Accumulated deficit	(551,323)	(533,651)
Total stockholders' equity	167,628	177,795
Total liabilities and stockholders' equity	$333,648	$363,159

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2023	2022
Revenues	$59,267	$78,456
Cost of revenues(1)	30,370	49,078
Gross profit	28,897	29,378
Operating Expenses:
Sales and marketing(1)	17,963	21,936
Research and development(1)	5,434	9,756
General and administrative(1)	21,194	22,708
Total operating expenses	44,591	54,400
Net loss from operations	(15,694)	(25,022)
Interest expense	(2,338)	(1,154)
Other (expense) income, net	(94)	36
Net loss before income taxes	(18,126)	(26,140)
Provision for (benefit from) income taxes	(454)	166
Net loss	$(17,672)	$(26,306)

Net loss per share, basic and diluted	$(0.18)	$(0.28)

Weighted-average shares used to compute net loss per share, basic and diluted	97,450	94,924
(1) The stock-based compensation expense included above was as follows:
	Three Months Ended March 31,
	2023	2022
Cost of revenues	$222	$532
Sales and marketing	631	891
Research and development	258	967
General and administrative	6,756	3,352
Total stock-based compensation	$7,867	$5,742

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)
	Three Months Ended March 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(17,672)	$(26,306)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,218	4,562
Stock-based compensation	7,867	5,742
Amortization of debt discount and issuance cost	439	247
Impairment of long-lived and right-of-use assets	—	5,981
Allowance (recovery) for credit losses	(134)	(396)
Other non-cash expenses	1,734	1,540
Changes in operating assets and liabilities:
Accounts receivable	16,677	63,348
Prepaid expenses and other assets	(116)	(1,168)
Accounts payable and other liabilities	(19,805)	(46,577)
Payments for contingent consideration and bonuses	—	(19,008)
Accrued compensation and benefits	(3,037)	(8,003)
Deferred revenues	3,219	(5,570)
Net cash used in operating activities	(6,610)	(25,608)

Cash flows from investing activities:
Purchases of property and equipment	(4,771)	(2,557)
Net cash used in investing activities	(4,771)	(2,557)

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	888	—
Proceeds from borrowing on line of credit	20,000	—
Repayment of line of credit	(20,000)	—
Payments for taxes related to net share settlement of equity awards	(1,582)	(969)
Principal payments on promissory note and finance lease obligations	—	(89)
Payments for contingent consideration	—	(5,686)
Net cash used in financing activities	(694)	(6,744)
Effect of exchange rates on cash and cash equivalents	(35)	75
Net decrease in cash and cash equivalents	(12,110)	(34,834)
Cash and cash equivalents at beginning of period	56,891	237,417
Cash and cash equivalents at end of period	$44,781	$202,583

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023			2022
Net Loss ($) / Loss Margin (%) (2)	$(17,672)	(30	) %	$(26,306)	(33	) %
Adjustments:
Stock-based compensation	7,867	13%		5,742	7%
Depreciation and amortization	4,218	7%		4,561	6%
Other(1)	5,421	9%		7,621	10%
Interest expense	2,338	4%		1,154	1%
Other expense (income), net	94	—%		(36)	—%
Provision for (benefit from) income taxes	(454)	—%		166	—%

Total adjustments	$19,484	33%		$19,208	24%

Adjusted EBITDA ($) / Adjusted EBITDA Margin (%) (2)	$1,812	3%		$(7,098)	(9	) %

(1) For the three months ended March 31, 2023, Other includes $2.7 million related to restructuring charges, $2.2 million related to certain business transformation and strategic initiatives costs which includes $0.6 million of costs incurred in the transition and replacement of Coupons.com with Shopmium as our direct-to-consumer offering in the U.S., $0.4 million in expenses related to legal settlements and $0.1 million related to shareholder activism response costs. For the three months ended March 31, 2022, Other includes a charge of $6.1 million related to the impairment of certain long-lived and right-of-use assets, $1.4 million related to shareholder activism response costs, and $0.1 million related to restructuring charges. Restructuring charges primarily relate to severance for impacted employees.

(2) Profit (Loss) Margin and Adjusted EBITDA Margin is the ratio of Profit (Loss) to Revenues and Adjusted EBITDA to Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Q1 FY 22	Q2 FY 22	Q3 FY 22	Q4 FY 22	Q1 FY 23
Net loss	$(26,306)	$(43,358)	$(7,167)	$320	$(17,672)
Adjustments:
Stock-based compensation	5,742	17,127	4,980	4,604	7,867
Depreciation and amortization	4,561	4,670	4,797	3,901	4,218
Other (1)	7,621	16,349	7,919	3,962	5,421
Interest expense	1,154	1,179	1,837	1,471	2,338
Other (income) expense, net	(36)	417	(200)	(1,209)	94
Provision for (benefit from) income taxes	166	2,346	(2,138)	148	(454)

Total adjustments	$19,208	$42,088	$17,195	$12,877	$19,484

Adjusted EBITDA (1)	$(7,098)	$(1,270)	$10,028	$13,197	$1,812

Adjusted EBITDA Margin (2)	(9)%	(2)%	14%	19%	3%

(1) Adjusted EBITDA, a non-GAAP financial measure, is net income (loss) adjusted for stock-based compensation, depreciation and amortization, interest expense, other (income) expense, net, provision for (benefit from) income taxes, and other, which includes: $6.1 million related to the impairment of certain long-lived and right-of-use assets, $1.4 million related to shareholder activism response costs, and $0.1 million related to restructuring charges during Q1 FY22; $4.8 million in expenses related to legal settlements; $5.3 million related to the impairment of certain long-lived and right-of-use assets, $3.7 million related to shareholder activism response costs, and $2.6 million related to restructuring charges during Q2 FY22; $5.0 million in expenses related to legal settlements, $2.8 million related to restructuring charges, and $0.1 million related to shareholder activism response costs during Q3 FY22;  $3.4 million related to restructuring charges, $1.3 million related to certain business transformation and strategic initiatives costs which includes $1.0 million of costs incurred in the transition and replacement of Coupons.com with Shopmium as our direct-to-consumer offering in the U.S., $0.5 million related to a recovery of expenses related to legal settlements and $0.2 million related to recovery of shareholder activism response costs during Q4 FY22; $2.7 million related to restructuring charges, $2.2 million related to certain business transformation and strategic initiatives costs which includes $0.6 million of costs incurred in the transition and replacement of Coupons.com with Shopmium as our direct-to-consumer offering in the U.S., $0.4 million in expenses related to legal settlements and $0.1 million related to shareholder activism response costs during Q1 FY23.

(2) Adjusted EBITDA margin is the ratio of Adjusted EBITDA and Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT
(Unaudited, in thousands)
	Q1 FY 22	Q4 FY 22	Q1 FY 23
Revenues	$78,456	$70,723	$59,267

Cost of revenues (GAAP)	$49,078	$31,768	$30,370
(less) Stock-based compensation	(532)	(425)	(222)
(less) Amortization of acquired intangible assets	(2,294)	(613)	(610)
(less) Business transformation and strategic initiatives costs	—	(154)	(11)
(less) Expenses related to legal settlements	—	—	(208)
(less) Restructuring charges	(13)	(662)	22
Cost of revenues (Non-GAAP)	$46,239	$29,914	$29,341

Gross profit (GAAP)	$29,378	$38,955	$28,897
Gross margin percentage (GAAP)	37.4%	55.1%	48.8%

Gross profit (Non-GAAP)*	$32,217	$40,809	$29,926
Gross margin percentage (Non-GAAP)	41.1%	57.7%	50.5%

* Non-GAAP gross profit excludes stock-based compensation, amortization of acquired intangible assets, certain business transformation and strategic initiatives costs, expenses related to legal settlements and restructuring charges.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)
	Q1 FY 22	Q2 FY 22	Q3 FY 22	Q4 FY 22	Q1 FY 23
Revenues	$78,456	$69,251	$70,336	$70,723	$59,267

Sales and marketing expenses	21,936	21,459	19,939	20,745	17,963
(less) Stock-based compensation	(891)	(812)	(777)	(733)	(631)
(less) Amortization of acquired intangible assets	(354)	(354)	(354)	(354)	(354)
(less) Business transformation and strategic initiatives costs	—	—	—	(928)	(572)
(less) Restructuring charges	3	(131)	(762)	(1,595)	120
Non-GAAP Sales and marketing expenses	$20,694	$20,162	$18,046	$17,135	$16,526
Non-GAAP Sales and marketing percentage	26%	29%	26%	24%	28%

Research and development	9,756	7,072	4,899	4,572	5,434
(less) Stock-based compensation	(967)	(674)	(411)	(361)	(258)
(less) Business transformation and strategic initiatives costs	—	—	—	(54)	(37)
(less) Restructuring charges	3	(170)	(246)	(108)	(15)
Non-GAAP Research and development expenses	$8,792	$6,228	$4,242	$4,049	$5,124
Non-GAAP Research and development percentage	11%	9%	6%	6%	9%

General and administrative expenses	22,708	42,869	16,401	12,908	21,194
(less) Stock-based compensation	(3,352)	(15,141)	(3,350)	(3,085)	(6,756)
(less) Restructuring charges	(45)	(2,240)	(1,411)	(1,037)	(2,820)
(less) Impairment of long-lived and right-of-use assets	(6,119)	(3,895)	—	—	—
(less) Business transformation and strategic initiatives costs	—	—	—	(173)	(1,596)
(less) Shareholder activism response costs	(1,450)	(3,654)	(51)	250	(127)
(less) Expenses related to legal settlements	—	(4,750)	(5,000)	500	(177)
Non-GAAP General and administrative expenses	$11,742	$13,189	$6,589	$9,363	$9,718
Non-GAAP General and administrative percentage	15%	19%	9%	13%	16%

Non-GAAP Operating expenses*	$41,228	$39,579	$28,877	$30,547	$31,368
Non-GAAP Operating expense percentage	53%	57%	41%	43%	53%

* Non-GAAP operating expenses excludes stock-based compensation, amortization of acquired intangible assets, restructuring charges, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, expenses related to legal settlements and certain business transformation and strategic initiatives costs.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT (FORECASTED)
(Unaudited, in thousands)
	Q2 FY 23 (Forecast)		FY23 (Forecast)
	Low	High	Low	High
Revenues	$67,000	$72,000	$275,000	$305,000

Cost of revenues (GAAP)	$33,800	$34,900	$132,200	$142,300
(less) Stock-based compensation	(200)	(300)	(600)	(700)
(less) Amortization of acquired intangible assets	(600)	(600)	(1,600)	(1,600)
Cost of revenues (Non-GAAP)	$33,000	$34,000	$130,000	$140,000

Gross profit (GAAP)	$33,200	$37,100	$142,800	$162,700

Gross profit (Non-GAAP)	$34,000	$38,000	$145,000	$165,000

Contacts

Investor Relations
Drew Haroldson
The Blueshirt Group for Quotient
ir@quotient.com